UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2004

Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Benchmark Road Avon, Colorado		81620
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(970) 845-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 8, 2004, Vail Resorts, Inc. (the Company) sold its 49% minority equity interest in Bachelor Gulch Resort, LLC (BG Resort), the entity that owns The Ritz-Carlton, Bachelor Gulch, for $13.0 million, with net cash proceeds to the Company of $12.7 million. It is expected that this transaction will result in an approximate $9.0 million total gain for the Company in its second fiscal quarter of 2005. The Company's interest was acquired by GHR, LLC, a new joint venture between Gencom BG, LLC and Lehman BG, LLC. Gencom BG, LLC is comprised of the same investors as Continental Gencom, one of three partners to have invested in and owned the hotel since its inception along with subsidiaries of the Company and Marriott International (parent company of Ritz-Carlton).

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial statements give effect to the disposition of the Company's interest in BG Resort on December 8, 2004. The sale price for the interest in BG Resort was $13 million, with net cash proceeds of $12.7 million. The following presents the Company's unaudited pro forma financial information for the three months ended October 31, 2004 and for the fiscal year ended July 31, 2004. The unaudited pro forma balance sheet as of October 31, 2004 gives effect to the disposition of BG Resort as if it had occurred on October 31, 2004. The unaudited pro forma statements of operations for the three months ended October 31, 2004 and for the year ended July 31, 2004 give effect to the disposition of BG Resort as if it had occurred on August 1, 2003.

The unaudited pro forma consolidated financial statements should be read together with the Company's consolidated financial statements as of July 31, 2004, including the notes thereto, included in the Vail Resorts, Inc. Annual Report on Form 10-K for the fiscal year ended July 31, 2004 as well as the consolidated financial statements as of October 31, 2004, including the notes thereto, included in the Vail Resorts, Inc. Quarterly Report on Form 10-Q for the three months ended October 31, 2004.

The pro forma financial information is for informational purposes only and does not purport to present what the Company's results would actually have been had these transactions actually occurred on the dates presented or to project the Company's results of operations or financial position for any future period.

Vail Resorts, Inc.
Unaudited Pro Forma Consolidated Balance Sheet

As of October 31, 2004
(In thousands, except share and per share amounts)

		Pro Forma
	As Reported	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$ 31,618	$ 12,738	(a)	$ 44,356
Restricted cash	16,129	-		16,129
Receivables, net	29,913	(4,696)	(b)	25,217
Inventories, net	40,549	-		40,549
Other current assets	34,003	-		34,003
Total current assets	152,212	8,042		160,254
Property, plant and equipment, net	988,401	-		988,401
Real estate held for sale and investment	132,726	-		132,726
Goodwill, net	145,090	-		145,090
Intangible assets, net	84,349	-		84,349
Other assets	37,646	(4,721)	(c)	32,925
Total assets	$ 1,540,424	$ 3,321		$1,543,745

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 227,945	$ 130	(d)	$ 228,075
Long-term debt due within one year	3,299	-		3,299
Total current liabilities	231,244	130		231,374
Long-term debt	648,512	-		648,512
Other long-term liabilities	101,733	(371)	(e)	101,362
Deferred income taxes	59,989	(1,558)	(f)	58,431
Commitments and contingencies	-	-		-
Put option liabilities	3,321	-		3,321
Minority interest in net assets of consolidated subsidiaries	35,063	-		35,063
Stockholders' equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, zero shares issued and outstanding	-	-		-
Common stock:
Class A common stock, convertible to common stock, $0.01 par value, 20,000,000 shares authorized, zero, 6,114,834 and 7,439,834 shares issued and outstanding as of October 31, 2004, July 31, 2004, and October 31, 2003, respectively	-	-		-
Common stock, $0.01 par value, 80,000,000 shares authorized, 35,407,147, 29,222,828, and 27,835,042 shares issued and outstanding as of October 31, 2004, July 31, 2004, and October 31, 2003, respectively	354	-		354
Additional paid-in capital	417,422	-		417,422
Deferred compensation	(585)	-		(585)
Retained earnings	43,371	5,120	(g)	48,491
Total stockholders' equity	460,562	5,120		465,682
Total liabilities and stockholders' equity	$ 1,540,424	$ 3,321		$ 1,543,745

The accompanying Notes to Pro Forma Consolidated Financial Statements are an integral part of these financial statements.

Vail Resorts, Inc.
Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended October 31, 2004
(In thousands, except per share amounts)

	As	Pro Forma		Pro
	Reported	Adjustments		Forma

Net revenues:
Mountain	$ 34,493	$ -		$ 34,493
Lodging	46,275	-		46,275
Real estate	17,115	-		17,115
Total net revenues	97,883	-		97,883
Operating expenses:
Mountain	63,961	-		63,961
Lodging	43,548	-		43,548
Real estate	10,061	-		10,061
Depreciation and amortization	21,076	-		21,076
Loss on disposal of fixed assets, net	858	-		858
Total operating expenses	139,504	-		139,504
Income from operations	(41,621)	-		(41,621)
Other income (expense):
Mountain equity investment income, net	794	-		794
Lodging equity investment loss, net	(1,918)	1,918	(h)	-
Real estate equity investment income, net	(35)	-		(35)
Investment income, net	128	371	(j)	499
Interest expense, net	(10,576)	-		(10,576)
Gain (loss) on put options, net	213	-		213
Other income (expense), net	(33)	-		(33)
Minority interest in income of consolidated subsidiaries, net	1,900	-		1,900
Income (loss) before provision for income taxes	(51,148)	2,289		(48,859)
Benefit (provision) for income taxes	19,692	(870)	(k)	18,822
Net income (loss)	$ (31,456)	$ 1,419		$ (30,037)

Basic Earnings Per Share	$ (0.89)	$ 0.04		$ (0.85)
Diluted Earnings Per Share	$ (0.89)	$ 0.04		$ (0.85)

The accompanying Notes to Pro Forma Consolidated Financial Statements are an integral part of these financial statements.

Vail Resorts, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended July 31, 2004
(In thousands, except per share amounts)

	As	Pro Forma		Pro
	Reported	Adjustments		Forma

Net revenues:
Mountain	$ 500,436	$ -		$ 500,436
Lodging	176,334	-		176,334
Real estate	45,123	-		45,123
Total net revenues	721,893	-		721,893
Operating expenses:
Mountain	368,984	-		368,984
Lodging	161,124	-		161,124
Real estate	16,790	-		16,790
Gain on transfer of property, net	(2,146)	-		(2,146)
Depreciation and amortization	86,377	-		86,377
Asset impairment charge	1,108	-		1,108
Mold remediation charge	5,500	-		5,500
Loss on disposal of fixed assets, net	2,345	-		2,345
Total operating expenses	640,082	-		640,082
Income from operations	81,811	-		81,811
Other income (expense):
Mountain equity investment income, net	1,376	-		1,376
Lodging equity investment loss, net	(3,432)	3,302	(h)	(130)
Real estate equity investment income, net	460	(425)	(i)	35
Investment income, net	1,886	374	(j)	2,260
Interest expense, net	(47,479)	-		(47,479)
Loss on extinguishment of debt	(37,084)	-		(37,084)
Gain (loss) on put options, net	(1,875)	-		(1,875)
Other income (expense), net	(179)	-		(179)
Minority interest in income of consolidated subsidiaries, net	(4,000)	-		(4,000)
Income (loss) before provision for income taxes	(8,516)	3,251		(5,265)
Benefit (provision) for income taxes	2,557	(1,235)	(k)	1,322
Net income (loss)	$ (5,959)	$ 2,016		$ (3,943)

Basic Earnings Per Share	$ (0.17)	$ 0.06		$ (0.11)
Diluted Earnings Per Share	$ (0.17)	$ 0.06		$ (0.11)

The accompanying Notes to Pro Forma Consolidated Financial Statements are an integral part of these financial statements.

Vail Resorts, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Basis of Presentation
 The accompanying unaudited pro forma consolidated financial statements reflect the disposition of Vail Resorts, Inc.'s (the Company) 49% minority equity interest in Bachelor Gulch Resorts, LLC (BG Resort), the entity that owns The Ritz-Carlton, Bachelor Gulch, for $13.0 million, with net cash proceeds to the Company of $12.7 million. The accompanying unaudited pro forma consolidated statements of operations for the three months ended October 31, 2004 and for the year ended July 31, 2004 assume that the disposition of BG Resort occurred at the beginning of such period. The accompanying unaudited pro forma consolidated balance sheet as of October 31, 2004 assumes that the disposition of BG Resort occurred on October 31, 2004.

2. Pro Forma Adjustments

The unaudited pro forma consolidated financial statements reflect the following pro forma adjustments:

(a) Net cash received from the disposition of BG Resort.
(b) Reduction of income taxes receivable related to the tax gain from the disposition.
(c) Investment in BG Resort balance as of October 31, 2004.
(d) Estimated deposit liability assumed by the Company in connection with the disposition of BG Resort.
(e) Balance of deferred interest income (which would have been recognized over the remaining average life of BG Resort's assets) as of October 31, 2004.
(f) Elimination of deferred tax balance related to BG Resort.
(g) Recognition of remaining deferred interest income of $371,000 (see note (e)), previously deferred land gain of $2.9 million, gain on investment of $5.0 million, net of tax effect of gains at 38% statutory tax rate.
(h) Reversal of equity investment loss allocated to the Lodging segment.
(i) Reversal of equity investment income allocated to the Real Estate segment.
(j) Recognition of deferred interest income as of the beginning of the period (see note (e)).
(k) Tax effect of pro forma adjustments at 38% statutory tax rate.

The following estimated nonrecurring credits resulting from this transaction will be recognized, subject to final adjustments, by the Company in its second quarter of fiscal 2005. These credits were not considered in the pro forma income statements presented herein.

  Gain on the sale of equity investment of approximately $5.7 million ($3.5 million net of tax).
  Previously deferred land gain of approximately $2.9 million ($1.8 million net of tax). See Note 6, "Investments in Affiliates", of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended July 31, 2004.

(c) Exhibits

99.1 Press release dated December 8, 2004

99.2 Purchase and Sale Agreement between VR Holdings, Inc. as Seller and GHR, LLC as Purchaser dated December 8, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004		Vail Resorts, Inc.
	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Vice President and Chief Financial Officer